Exhibit (14)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees of

Nuveen Investment Trust

We consent to the use of our report dated October 26, 2017, with respect to the financial statements of Nuveen Large Cap Core Fund and Nuveen Concentrated Core Fund (each a series of Nuveen Investment Trust), included or incorporated by reference herein, and to the reference to our firm under the heading “Service Providers” in the Proxy Statement/Prospectus filed on Form N-14.

/s/ KPMG LLP

Chicago, Illinois

March 21, 2018